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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            TICKETMASTER GROUP, INC.
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             (Exact name of registrant as specified in its charter)

                 Illinois                               36-3597489
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(State of incorporation or organization)                (I.R.S. Employer
                                                        Identification No.)

      3701 Wilshire Boulevard, 7th Floor, Los Angeles, California 90010
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      (Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                       Name of each exchange on which
     to be so registered                       each class is to be registered

               None                                         None
     -------------------------                  -----------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, no par value per share
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                                (Title of Class)


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The securities to be registered consist of the Registrant's Common Stock, no par value per share. The Registrant hereby incorporates by reference the information set forth under the caption "Description of Capital Stock" contained in the prospectus that constitutes part of the Registrant's Registration Statement on Form S-1, as now or hereafter amended (Registration No. 333-12413) (the "Registration Statement"). Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with respect to the Registration Statement shall be deemed incorporated herein by this reference.

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Item 2.  Exhibits.

         The following documents are filed as exhibits to this registration statement:

Exhibit No.          Description
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
         1           Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement)

         2           Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit
                     3.2 to the Registration Statement)

         3           Specimen of Stock Certificate for Common Stock (incorporated by reference to Exhibit
                     4.1 to the Registration Statement)

         4           Exchangeable Promissory Note dated June 7, 1996 from the Registrant to Warner Music
                     International Services Limited (incorporated by reference to Exhibit 4.2 to the
                     Registration Statement)

         5           Stock Option Agreement dated December 15, 1993 between the Registrant and Fredric D.
                     Rosen (incorporated by reference to Exhibit 10.22 to the Registration Statement)

         6           Ticketmaster Stock Plan (as amended and restated) (incorporated by reference to
                     Exhibit 10.24 to the Registration Statement)

         7           Registration Rights Agreement dated as of December 15, 1993 between the Registrant and
                     Paul Allen (incorporated by reference to Exhibit 10.27 to the Registration Statement)

         8           Registration and Exchange Rights Agreement dated as of December 15, 1993 among the
                     Registrant, HG, Inc., Wells Fargo & Company, Rockwood & Co., Richard L. Schulze,
                     Harold S. Handelsman and Fredric D. Rosen (incorporated by reference to Exhibit 10.28 to the Registration Statement)

         9           Shareholders' Agreement dated as of December 15, 1993 among the shareholders of the
                     Registrant (incorporated by reference to Exhibit 10.33 to the Registration Statement)

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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           TICKETMASTER GROUP, INC.
                                           ------------------------------
                                             (Registrant)


                                           By: /s/ Peter B. Knepper
                                           ------------------------------
                                           Peter B. Knepper
                                           Senior Vice President and
                                           Chief Financial Officer

                                           Date:  October 28, 1996